                                                                  Exhibit 5.2


         [Letterhead of Kozlov, Seaton, Romanini, Brooks & Greenberg]


     Re:  Sun International Hotels Limited/Sun International North
          America, Inc.

Dear Ladies and Gentlemen:

     We have acted as counsel for Sun International Hotels, Limited, a corporation organized and existing under the laws of the Commonwealth of The Bahamas ("Sun"), and Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary of Sun ("SINA" and, together with Sun, the "Issuers"), in connection with the filing by the Issuers and certain guarantors (the "Guarantors") with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), for the purpose of registering the Issuers' offer to exchange (the "Exchange Offer") an aggregate principal amount at maturity of up to $200,000,000 of 9% Exchange Senior Subordinated Notes due 2007 (the "Exchange Notes") of the Issuers for a like principal amount at maturity of 9% Senior Subordinated Notes due 2007 (the "Outstanding Notes"). The Outstanding Notes are and the

Exchange Notes are to be guaranteed by the Guarantors (the "Guarantees"). The Outstanding Notes have been and the Exchange Notes will be issued pursuant to an Indenture dated as of March 10, 1997 (the "Indenture") among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     For the purpose of rendering this opinion, we examined originals or copies certified or otherwise identified to our satisfaction as being true copies of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions expressed below.

     For the purposes of this opinion, we have also examined, to the extent necessary, such records, documents and certificates of public officials and officers or representatives of Sun International and SINA, and we have considered such questions of law, as we deem necessary or appropriate. When relevant facts were not independently established, we have relied upon the representations and warranties as to factual matters contained in and made pursuant to the foregoing documents, instruments, records and certificates. However, we have not been requested to conduct, nor have we undertaken, independent investigations to verify the content of factual statements made to us in connection with the representations and warranties referred to above, or the veracity of such representations and warranties.

     Without limiting the generality of the foregoing, in rendering this opinion, we have, with your permission, assumed without independent verification and without any investigation of any kind that: (i) the obligations of each party set forth in the Registration Statement are its legal, valid and binding obligations, enforceable in accordance with its terms; (ii) all authorizations, approvals, actions and consents necessary to be obtained, taken or received from and on notice to or filings with, any governmental authority, other than New Jersey governmental authorities, that are required for the due execution, delivery and performance by each of the parties to the Registration Statement have been obtained, taken, received or given and are in full force and effect; (iii) each natural person executing any such documents has sufficient legal capacity to do so; (iv) the documents have been executed and delivered in the forms of the drafts reviewed by us;
(v) except as disclosed in the Registration Statement, there are no oral or written agreements or understanding that we are aware of, and there is no course of prior dealing between any of the parties that we are aware of, that would in any manner vary or supplement the terms and provisions of the documents which we have examined or of the relationship set forth in the Registration Statement or which would have an effect on the opinions rendered herein; (vi) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; and (vii) all corporate records made available to us by Sun

International and SINA and all public records we have reviewed are accurate and complete.

     Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or "known to us", or similar language, it is intended to indicate that during the course of our representation of Sun International and SINA, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts or the inaccuracy of the statements made. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the (i) knowledge of the existence or absence of the facts in the possession of the lawyers currently members or associated with this firm who have worked on matters on behalf of Sun International and SINA; and (ii) knowledge obtained from such certifications or representation letters of Sun International and SINA, or such of its officers or other representatives as we have deemed appropriate.

     We are qualified to practice law in the State of New Jersey. The opinions set forth herein are expressly limited to the laws of the State of New Jersey and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law in the State of New Jersey. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents, or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities law or blue sky laws.

     Our opinion herein regarding compliance of certain statutes, rules and regulations and as to the lack of any required consents or approvals of, authorizations by, registrations, declarations or filings with certain governmental authorities, are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.


    Based upon the foregoing and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. RIH has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New Jersey, with full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Registration Statement.

     2. The Indenture and the Registration Statement have been duly authorized, executed and delivered by RIH.

     3. The Guarantee has been duly authorized, executed and delivered by RIH.

     4. The execution, delivery and performance of the Indenture and the Registration Statement by RIH, the issuance and sale of the Guarantee, compliance by RIH with all the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach or violation of (i) any New Jersey laws or administrative regulations; (ii) rulings or orders of any New Jersey court or governmental agency, body or official having jurisdiction over RIH or its properties; or (iii) the charter and by-laws of RIH.

     The opinions expressed herein are based upon the applicable laws, regulations and ordinances in effect as of the date of this letter. In delivering this letter to you, we are not undertaking to apprise you either or any transaction, events or occurrences taking place after the date of this letter of which we may acquire any knowledge or of any change in any applicable laws taking place after the date of this letter which may affect the opinions set forth herein.

     This opinion may be relied upon by Cravath, Swaine & Moore, United States counsel for Sun International for the sole purpose of rendering its opinion in connection with the Exchange Offer. We hereby consent to the use of our name under the caption "Legal matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement and any amendments thereto, of this opinion. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                               KOZLOV, SEATON, ROMANINI, BROOKS & GREENBERG

                               /s/ Kozlov, Seaton, Romanini, Brooks & Greenberg